CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Auditors" and "Experts" and to the use of our report on the Stock Index Fund dated February 4, 2000, which is incorporated by reference in this Registration Statement (Form N-1A 333-61759) of TIAA-CREF Life Funds. We also consent to the use of our report on the Growth Equity, Growth & Income, International Equity, and Social Choice Equity Funds dated March 21, 2000 included in this Registration Statement on Form N-1A (No. 333- 61759) of TIAA-CREF Life Funds.



                                                           /s/ ERNST & YOUNG LLP


New York, New York
March 21, 2000